Exhibit 99.1

NextPlay Technologies Reports Fiscal Q3 2022 Record Revenue of $4.2 Million, up 59% Sequentially; Gross Margin Increases to 53.5%

SUNRISE, FL – January 13, 2022 – NextPlay Technologies, Inc. (NASDAQ: NXTP), a digital business ecosystem for digital advertisers, consumers, video gamers and travelers, reported results for the third quarter of fiscal 2022 ended November 30, 2021.

Fiscal Q3 Financial Highlights

●	Achieved record quarterly revenue of $4.2 million, +59% from the previous quarter. This compares very favorably to $0 revenue in the same period last year.
●	Gross profit totaled $2.2 million, with consolidated gross margin improving to 53.5% from 51.9% in the previous quarter.
●	Assets totaled $121.0 million.
●	Cash, cash equivalents and restricted cash totaled $21.4 million, up from $8.9 million at the end of the previous quarter as the result of an equity offering completed during the quarter.

Fiscal Q3 Operational Highlights

●	Received conditional approvals for insurance and reinsurance licenses. The licensing enables NextPlay’s NextShield LTD business unit to establish digital primary insurance and reinsurance operations and to offer blockchain-delivered products like parametric comprehensive travel insurance and bank deposit insurance.
●	Launched NextPlay X Soma Labs, an innovation and design platform bringing together non-fungible tokens (NFTs), social games, and Metaverse virtual worlds for major brands, creators, and agencies.
●	Announced the MedTrek Fund, a blockchain securitized closed-end fund focused on building medical facilities designed to lower the likelihood of infection for four medical asset classes including primary care, tertiary care, long term care and resort convalescent facilities.
●	Appointed Jorge E. Miro Hernandez as president and COO of NextBank International and Carla P. Mendez as chief administrative officer.

Management Commentary

“The increase in our third quarter revenues and significant gross margin expansion demonstrate that we’ve arrived at a major inflection point in our growth and development strategy as we gradually and successfully integrate several components of recent synergistic acquisitions to transform our business,” commented NextPlay co-CEO, Nithinan ‘Jessie’ Boonyawattanapisut. “This was the first full quarter that showed 100% contribution from these acquisitions, and we believe that it represents the foundation for further growth and expansion. We are now focused on actualizing operational and sales efficiencies by deepening operations integration, and by cross-selling new products across divisions.”

“During the quarter, our digital interactive media division, NextMedia, delivered Blockbuster 2048, its first in-house casual game, out of the 16 games currently in the pipeline that are scheduled to be released during fiscal Q4 2022 and Q1 2023, to iOS and Android app stores. In conjunction, we have now released HotPlay 2.0, our next-generation in-game advertising platform to our internal teams. It will deliver advertisements and real-world rewards into video games without disrupting gameplay, offering new revenue streams to publishers and advertisers alike. With the continued development of the HotPlay platform and integration of the MakeItGames AI animation platform we anticipate the platform will introduce disruptive and game-changing capabilities to game, virtual reality, metaverse and other immersive experiences as we begin to release HotPlay 2.0 to select partners during the first half of this calendar year and beyond. We also worked on the deeper integration of HotPlay into other parts of our ecosystem to enable digital advertisers and brands to use HotPlay to reach a vast global consumer base.

“Our Fintech division comprises our insurance, reinsurance, online banking and crypto portal operations. Led by successful insurance and banking industry executives, the Fintech division is bringing a diversified set of fintech solutions to market that will offer asset banking, asset management, mobile payment, and a range of retail banking services to customers around the world. NextBank welcomes blockchain industry participants and is focused on providing enabling capabilities to clients in the DeFi, NFT and exchange verticals. We expect NextBank to provide significant contributions to earnings and to cash flow beginning in fiscal Q1 2023. Our Longroot crypto portal is in active negotiations with a number of prospective clients (issuers) who target issuances by fiscal Q2 and Q3 2023. We also plan to issue our own digital insurance tokens, which allow customers to purchase any of our insurance products, as well as a series of stable coins to facilitate remittance services that NextBank will provide. We see considerable synergies between NextBank’s services and our Longroot crypto portal services to meet the financial and operational needs of blockchain centric companies, providing a range of services to blockchain industry participants.”

In fiscal Q3, our fintech division received conditional approval of its general insurance and reinsurance licenses application from the Labuan Financial Services Authority (Labuan FSA). The licensing advances our mission of pushing the boundaries of insurance and reinsurance innovation with a product portfolio that will be unique to the industry, and it keeps us on track to launch our first two blockchained insurance products in fiscal Q2 and Q3 2023.”

“Our travel division is in the process of integrating NextPlay’s NextTrip ConNextions booking engine with a number of online travel agencies (OTAs). Several are already in the certification process, which is the final step before OTAs gain access to our travel inventory via their platforms. Our global inventory of vacation rental properties provides many new lodging options to OTAs around the world. We anticipate these integrations to help increase our booking volumes as the resurgence in the travel and tourism sector continues following the pandemic related lockdowns.”

“The major equity offering we completed in the quarter fortified our balance sheet and supported our many growth initiatives. We have launched an expense reduction program to eliminate redundant systems and processes due to the acquisitions. Certain one-time expenses related to post-merger activities incurred during this quarter are not anticipated to recur in the future. For these reasons, we anticipate a significant reduction in SG&A expenses and progression to positive cash flow by the end of the second half of fiscal 2023.

“We have scheduled a special shareholder meeting on January 28, 2022, and we encourage all shareholders to submit their votes. We are seeking shareholder approval to complete our previously announced acquisition of certain game-industry intellectual property from Fighter Base Publishing Inc. and certain distributed ledger intellectual property from Token IQ Inc. Both entities are majority-owned by NextPlay’s Chief Technology Officer, Mark Vange, who is a visionary leader in both industries.

“We expect the addition of Token IQ’s technology to become the core to our products and services, from our Longroot asset-based cryptocurrencies, our digital insurance tokens and HotPlay in-game tokens, to future NextBank fintech services and NextTrip medical tourism offerings. Token IQ also brings valuable technology and software development talent to support the technology integration between our platforms and our partners, as well as further our IP development. We believe Fighter Base Publishing’s AI driven animation technology will bring unique capabilities to our HotPlay platform and significant cost reduction to our game studio operations.

As we complete our final quarter of fiscal 2022 ending in February, we expect to be exceptionally well-positioned for growth across all three divisions: interactive digital media, fintech and travel. We see near-term revenue growth and margin expansion being further fueled by new HotPlay deployments and Longroot cryptocurrency offerings, and we believe that these developments will steadily advance us toward strong cash flow and profitability.”

Fiscal Q3 2022 Financial Summary

Revenue for the third quarter of fiscal 2022 totaled $4.2 million, an increase of 59% from $2.6 million in the previous quarter and compares very favorably to no revenue in the same year-ago quarter. The increase was primarily the result of the company’s acquisition of Reinhart TV/Zappware completed on June 23, 2021, and NextBank (formerly International Financial Enterprise Bank) completed on July 21, 2021.

NextMedia, the company’s digital interactive media division, contributed revenue of $3.7 million driven by organic growth of digital media globally. The company’s NextFinTech division contributed revenue of $0.4 million, and the NextTrip travel division contributed revenue of $0.1 million.

Consolidated gross profit totaled $2.2 million or 53.5% of revenue, as compared to none in the same period a year-ago. The margin improvement was due to high margin products in digital media and financial services from recent acquisitions.

Operating expenses totaled $11.1 million, compared to $0.46 million in the same year-ago period. The increase was primarily due to the consolidation of expenses from business combinations of HotPlay, Reinhart TV/Zappware, and NextBank, as well as one-time post-merger related expenses.

Net loss attributable to the Company was $9.06 million or $(0.1) per basic and diluted share, as compared to a net loss of $0.5 million or $(5.09) per basic and diluted share in the same year-ago period which only represented HotPlay’s financials per accounting standard.

Cash and cash equivalents as of November 30, 2021, totaled $20.5 million, compared to $8.9 million as of August 31, 2021. The increase was due to an equity offering completed during the quarter.

The Company’s quarterly report for the quarter ended November 30, 2021, and other reports the company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K, can be accessed at sec.gov and on NextPlay’s website in the IR section.

About NextPlay Technologies

NextPlay Technologies, Inc. (Nasdaq: NXTP) is a technology solutions company offering games, in-game advertising, crypto-banking, connected TV and travel booking services to consumers and corporations within a growing worldwide digital ecosystem. NextPlay’s engaging products and services utilize innovative AdTech, Artificial Intelligence and Fintech solutions to leverage the strengths and channels of its existing and acquired technologies. For more information about NextPlay Technologies, visit www.nextplaytechnologies.com and follow us on Twitter @NextPlayTech and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of, and within the safe harbor provided by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Factors that may cause such a difference include risks and uncertainties including, and not limited to, our need for additional capital which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern; the fact that the COVID-19 pandemic has had, and is expected to continue to have, a significant material adverse impact on the travel industry and our business, operating results and liquidity; amounts owed to us by third parties which may not be paid timely, if at all; certain amounts we owe under outstanding indebtedness which are secured by substantially all of our assets and penalties we may incur in connection therewith; the fact that we have significant indebtedness, which could adversely affect our business and financial condition; our revenues and results of operations being subject to the ability of our distributors and partners to integrate our alternative lodging rental (ALR) properties with their websites, and the timing of such integrations; uncertainty and illiquidity in credit and capital markets which may impair our ability to obtain credit and financing on acceptable terms and may adversely affect the financial strength of our business partners; the officers and directors of the Company have the ability to exercise significant influence over the Company; stockholders may be diluted significantly through our efforts to obtain financing, satisfy obligations and complete acquisitions through the issuance of additional shares of our common or preferred stock; if we are unable to adapt to changes in technology, our business could be harmed; our travel business depends substantially on property owners and managers renewing their listings; if we do not adequately protect our intellectual property, our ability to compete could be impaired; our long-term success depends, in part, on our ability to expand our property owner, manager and traveler bases outside of the United States and, as a result, our business is susceptible to risks associated with international operations; unfavorable changes in, or interpretations of, government regulations or taxation of the evolving ALR, Internet and e-commerce industries which could harm our operating results; risks associated with the operations of, the business of, and the regulation of, Longroot and NextBank International (formerly IFEB); the market in which we participate being highly competitive, and because of that we may be unable to compete successfully with our current or future competitors; our potential inability to adapt to changes in technology, which could harm our business; the volatility of our stock price; the fact that we may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs; and that we have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all. More information about the risks and uncertainties faced by NextPlay are detailed from time to time in NextPlay’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, under the headings “Risk Factors”. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made only as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SOURCE: NextPlay Technologies, Inc.

Company Contacts:

Richard Marshall

Director of Corporate Development

NextPlay Technologies, Inc.

Tel (954) 888-9779

Email: richard.marshall@nextplaytechnologies.com